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                                                                      EXHIBIT 99


List of Pending Cases

                  In addition to those pending cases previously reported in
Exhibit 99 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and Exhibit 99 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, Registrant has been named as a defendant in the following smoking and health proceedings:

         Banks, Flora, et al. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of Jefferson County Indiana, Case No. 2000-136;

         Lopez, Victoria, et al. v. R.J. Reynolds Tobacco Company, et al., US District Court, Eastern District of Louisiana, Case No. 01-0060, June 21, 2001;

         Mahoney, Oney, et al. v. The American Tobacco Company, et al., Iowa District Court for Lee County, Case No. LA LA 5187, April 18, 2001;

         Ochello, Sr., Thomas, et al. v. The American Tobacco Company, et al., 25/th/ Judicial District Court, Parish of Plaquemines, State of Louisiana, Case No. 47-178, July 2, 2001.


List of Terminated Cases

                  No smoking and health proceedings to which Registrant is a party have been terminated that have not been previously reported as such.